Exhibit 99.2

July 8, 2014

Eco-Stim Energy Solutions, Inc.

2930 W. Sam Houston Pkwy. N.

Suite 275

Houston, Texas 77043

Attn: Bjarte Bruheim, Executive Chairman

Re: Resignation from Board of Directors

Dear Mr. Chairman:

I hereby tender my resignation as a member of the Board of Directors of Eco-Stim Energy Solutions, Inc. (the “Board”), effective upon the adjournment of the meeting of the Compensation Committee of the Board that will follow the meeting of the full Board called for tomorrow, July 9, at 3 P.M. at the address shown above. I offer my best wishes for success to you and all the other members of the Board.

Sincerely yours

/s/ Thomas E. Hardisty
Thomas E. Hardisty

 2930 W. Sam Houston Pkwy N.    ●    Suite 275    ●    Houston, Texas 77043    ●    Tel: 281-531-7200    ●    Fax: 281-531-7297

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